                                                                  EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP



We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-4 and related Prospectus of USA Networks, Inc. and to the use of our report dated February 4, 1999 with respect to the consolidated financial statements and schedule of USA Networks, Inc. included in the Registration Statement of $500,000,000 6-3/4% Senior Notes.



New York, New York
March 4, 1999


                                        ERNST & YOUNG LLP